Exhibit 10.1
EXECUTION VERSION
AMENDMENT NO. 1
TO
SECOND AMENDED AND RESTATED
CREDIT AGREEMENT
          This Amendment No. 1, dated as of March 18, 2008 (this “Amendment”), to the Second Amended and Restated Credit Agreement (the “Credit Agreement”) among SPIRIT AEROSYSTEMS, INC. (f/k/a MID-WESTERN AIRCRAFT SYSTEMS, INC.), a Delaware corporation (the “Borrower”); SPIRIT AEROSYSTEMS HOLDINGS, INC. (f/k/a MID-WESTERN AIRCRAFT SYSTEMS HOLDINGS, INC.), a Delaware corporation (the “Parent Guarantor”); the Guarantors party thereto; CITICORP NORTH AMERICA, INC., as Administrative Agent; the lending institutions party thereto (the “Lenders”); CITIGROUP GLOBAL MARKETS INC., as Sole Lead Arranger and Bookrunner; THE BANK OF NOVA SCOTIA and ROYAL BANK OF CANADA, as Co-Arrangers and as Co-Syndication Agents; THE BANK OF NOVA SCOTIA, as Issuing Bank; and EXPORT DEVELOPMENT CANADA and CAISSE DE DÉPÔT ET PLACEMENT DU QUÉBEC, as Co-Documentation Agents. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.
W I T N E S S E T H:
          Whereas, the Borrower has requested that the Lenders amend the Credit Agreement to effect the changes described below;
          Now, Therefore, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), the parties hereto hereby agree as follows:
     Section 1. Amendments to the Credit Agreement
          (a) Section 1.01 of the Credit Agreement is hereby amended by adding the following definitions in alphabetical order:
          “Amendment No. 1 Effective Date” means March 18, 2008.
“Joint Venture” means a corporation, partnership, limited liability company, joint venture or other similar arrangement (whether created by contract or conducted through a separate legal entity) which is not a Subsidiary of any Loan Party or any of their respective Subsidiaries and which is formed after the Amendment No. 1 Effective Date by any Loan

Party or any of their respective Subsidiaries with one or more other Person in order to conduct a common venture or enterprise with such Persons.
          “Permitted Additional Indebtedness” means unsecured Indebtedness (including convertible Indebtedness) of the Borrower or the Parent Guarantor (which may be guaranteed by the Subsidiary Loan Parties) which (a) does not have a maturity or provide at any time for the mandatory payment or mandatory prepayment or repurchase at the option of the holder thereof of any principal or premium, if any, thereon prior to six months after the Final Maturity Date (provided, however, that such Indebtedness may contain provisions requiring the issuer thereof to redeem such Indebtedness upon the occurrence of change in control or an asset sale occurring prior to the date that is six months following the Final Maturity Date if such Indebtedness expressly provides that the issuer thereof will not be required to redeem any such Indebtedness pursuant to such provisions prior to the repayment in full of the Obligations (other than contingent indemnification obligations under the Loan Documents that are not then due or claimed)) and (b) is issued on then current market terms provided that in no event shall it contain any financial maintenance covenants or any other covenants, events of default, terms or restrictions which when taken together as a whole are more restrictive to the Loan Parties than those contained in this Amendment.
          (b) Section 1.01 of the Credit Agreement is hereby amended by (i) deleting clause (a) from the definition of “Change in Control”, replacing “(b)” with “(a)”, “(c)” with “(b)” and “(d)” with “(c)” and (ii) deleting the new clause (a) in its entirety and replacing it with:
     “(a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause such person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of Voting Stock of the Parent Guarantor representing greater than (x) 35% of the voting power of the outstanding Voting Stock of the Parent Guarantor and (y) the voting power represented by the Voting Stock of the Parent Guarantor beneficially owned, directly or indirectly, by the Permitted Holders (collectively),”
          (c) Section 1.01 of the Credit Agreement is hereby amended by deleting the word “or” in clause (iii)(e) of the definition of “Excess Cash Flow”, replacing it with “,” and adding the words “or (xvii)” after the “(xv)”.
          (d) Section 1.01 of the Credit Agreement is hereby amended by deleting the definition of “Information Memorandum” in its entirety.
          (e) Section 1.01 of the Credit Agreement is hereby amended by deleting the word “is” before “$400.0 million” in the last sentence of the definition of “Revolving Credit Commitment” and replacing it with the word “was”, and adding “, and as of the

Amendment No. 1 Effective Date is $650.0 million” to the end of the last sentence in that same definition prior to the “.”.
          (f) Section 3.05 of the Credit Agreement is hereby amended by deleting clause (a) in its entirety.
          (g) Section 3.06(b) of the Credit Agreement is hereby amended by deleting the words “or in the Information Memorandum” from the second line of such section.
          (h) Section 3.16(a) is hereby amended by deleting the words “(including, without limitation, the Information Memorandum)” from the third and fourth lines of clause (a) and by deleting the words “(including without limitation the Information Memorandum)” from the proviso in clause (a).
          (i) Section 6.01 of the Credit Agreement is hereby amended by deleting the words “$75.0 million” from clause (vii) and replacing them with “$200.0 million”.
          (j) Section 6.01 of the Credit Agreement is hereby amended by deleting the word “and” from the end of clause (xix), replacing the “.” at the end of clause (xx) with “; and” and adding the following clause (xxi):
          “(xxi) Permitted Additional Indebtedness, so long as (x) no Default then exists or would arise therefrom and (y) no more than $300.0 million in aggregate principal amount of Permitted Additional Indebtedness may be outstanding under this subclause (xxi) at any time.”
          (k) Section 6.04 of the Credit Agreement is hereby amended by deleting the “.” at the end of clause (xvi) and replacing it with “; and” and by adding the following clause (xvii):
     “(xvii) so long as no Default shall have occurred and be continuing or would result therefrom, Investments in Joint Ventures not to exceed $50.0 million in the aggregate at any time outstanding.”
          (l) Schedule 2.01 of the Credit Agreement is hereby amended by supplementing it with Schedule I of this Amendment.
     Section 2. Increase in Revolving Commitments
          (a) Subject to and upon the terms and conditions herein, each Person with an Additional Revolving Credit Commitment (as defined below) on the Amendment No. 1 Effective Date who executes and delivers this Amendment (an “Additional Revolving Lender”) shall become a Revolving Lender under the Credit Agreement with respect to its Additional Revolving Credit Commitment and shall have a Revolving Credit Commitment under the Credit Agreement in the amount of its Additional Revolving Credit Commitment in addition to any Revolving Credit Commitment it has prior to the Amendment No. 1 Effective Date. With respect to each Additional Revolving Lender, the commitment of such Additional

Revolving Lender to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans under the Credit Agreement, shall be in an amount set forth on Schedule I to this Amendment or otherwise indicated in writing to the Administrative Agent (the “Additional Revolving Credit Commitment”). The aggregate amount of the Additional Revolving Credit Commitments shall equal $250.0 million. The Additional Revolving Credit Commitments and Revolving Loans thereunder established pursuant to this Section shall constitute Revolving Loans and Revolving Credit Commitments under, and shall be entitled to all the benefits afforded by, the Credit Agreement and the other Loan Documents, and shall, without limiting the foregoing, benefit equally and ratably from the Guarantees and security interests created by the Security Documents.
          (b) On the Amendment No. 1 Effective Date, the Borrower shall repay all outstanding Revolving Loans out of the proceeds of a new borrowing of Revolving Loans under the Credit Agreement and each of the Revolving Lenders having a Revolving Credit Commitment prior to the Amendment No. 1 Effective Date (the “Pre-Amendment Revolving Lenders”) shall assign to each Additional Revolving Lender, and each Additional Revolving Lender shall purchase from each Pre-Amendment Revolving Lender, at the principal amount thereof, such participation interests in LC Exposure and Swingline Loans outstanding on the Amendment No. 1 Effective Date as shall be necessary in order that, after giving effect to all such repayments and reborrowings and assignments and purchases, such Revolving Loans and participation interests in LC Exposure and Swingline Loans will be held by Pre-Amendment Revolving Lenders and Additional Revolving Lenders ratably in accordance with their Revolving Credit Commitments after giving effect to the Additional Revolving Credit Commitments.
     Section 3. Conditions Precedent to the Effectiveness of this Amendment
          This Amendment shall become effective as of the date first written above when, and only when, each of the following conditions precedent shall have been satisfied or waived (the “Amendment No. 1 Effective Date”) by the Administrative Agent:
          (a) Executed Counterparts. The Administrative Agent shall have received this Amendment, duly executed by the Borrower, the Parent Guarantor, the Subsidiary Guarantors, the Administrative Agent, the Requisite Lenders and each Additional Revolving Lender with an Additional Revolving Credit Commitment;
          (b) Interest. The Borrower shall have paid to all Revolving Lenders all accrued and unpaid interest on the outstanding Revolving Loans on the Amendment No. 1 Effective Date, in each case to, but not including, the Amendment No. 1 Effective Date;
          (c) Promissory Notes. Each Additional Revolving Lender shall have received, if requested at least two (2) Business Days prior to the Amendment No. 1 Effective Date, one or more promissory notes payable to the order of such Lender duly executed by the Borrower in substantially the form of Exhibit G-2 to the Credit Agreement, respectively, evidencing its Revolving Loans;

          (d) Corporate and Other Proceedings. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Amendment shall be reasonably satisfactory in all respects to the Administrative Agent;
          (e) No Default or Event of Default. After giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing; and
          (f) Fees and Expenses. The Borrower shall have delivered, by wire transfer of immediately available funds, to the Administrative Agent (i) for the account of each consenting Lender, a fee in dollars in an amount equal to 0.25% of the aggregate principal amount of Commitments of such Lender, which fee shall be earned and payable on the Amendment No. 1 Effective Date, (ii) payment for all costs, expenses and taxes due pursuant to Section 5 (including, without limitation, the reasonable fees and expenses of Cahill Gordon & Reindel LLP, counsel to the Lenders) and (iii) any fees otherwise owed to the Agents and the Additional Revolving Lenders.
          (g) Opinions of Counsel. The Administrative Agent shall have received (i) a legal opinion, in form and substance reasonably satisfactory to the Administrative Agent, from Kaye Scholer LLP, counsel to the Borrower, and (ii) such other opinions of counsel to the Borrower as may be reasonably requested by the Administrative Agent or its counsel.
          (h) Mortgages. (i) With respect to each Mortgage encumbering Mortgaged Property, an amendment thereof (each a “Mortgage Amendment”) duly executed and acknowledged by the applicable Loan Party, and in form for recording in the recording office where each such Mortgage was recorded, together with such certificates, affidavits, questionnaires or returns as shall be required in connection with the recording or filing thereof under applicable law, in each case in form and substance reasonably satisfactory to the Collateral Agent.
          (ii) With respect to each Mortgage Amendment, a copy of the existing mortgage title insurance policy and an endorsement with respect thereto (collectively, the “Mortgage Policy”) relating to the Mortgage encumbering such Mortgaged Property assuring the Collateral Agent that the Mortgage, as amended by the Mortgage Amendment, is a valid and enforceable first priority lien on such Mortgaged Property in favor of the Collateral Agent for the benefit of the Secured Parties free and clear of all defects and encumbrances and liens except as expressly permitted by Section 6.02 of the Credit Agreement or by the Collateral Agent, and such Mortgage Policy shall otherwise be in form and substance reasonably satisfactory to the Collateral Agent.
          (iii) With respect to each Mortgage Amendment, opinions of local counsel to the Loan Parties, which opinions (x) shall be addressed to each Agent and each of the Lenders and be dated the Amendment No. 1 Effective Date, (y) shall cover the enforceability of the respective Mortgage as amended by the Mortgage Amendment and such other matters incident to the transactions contemplated herein as the Agents may reasonably request and (z) shall be in form and substance reasonably satisfactory to the Agents.

     Section 4. Representations and Warranties
          On and as of the Amendment No. 1 Effective Date, after giving effect to this Amendment, the Borrower hereby represents and warrants to the Administrative Agent and each Lender as follows:
          (a) this Amendment has been duly authorized, executed and delivered by the Borrower and each Guarantor and constitutes the legal, valid and binding obligations of the Borrower and each Guarantor enforceable against the Borrower and each Guarantor in accordance with its terms and constitutes the legal, valid and binding obligation of the Borrower and each Guarantor enforceable against the Borrower and each Guarantor in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally;
          (b) each of the representations and warranties contained in Article III of the Credit Agreement and in each other Loan Document is true and correct in all material respects (except that any representation or warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects) with the same effect as if then made (unless expressly stated to relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (except that any representation or warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects) as of such earlier date);
          (c) no Default or Event of Default has occurred and is continuing; and
          (d) after giving effect to this Amendment, the modification of the Credit Agreement effected pursuant to this Amendment nor the execution, delivery, performance or effectiveness of this Amendment (i) impairs the validity, effectiveness or priority of the Liens granted pursuant to any Loan Document, and such Liens continue unimpaired with the same priority to secure repayment of all Obligations, whether heretofore or hereafter incurred; or (ii) requires that any new filings be made or other action taken to perfect or to maintain the perfection of such Liens, other than the Mortgage Amendments.
     Section 5. Fees and Expenses
          The Borrower agrees to pay promptly (and in any event on the Amendment No. 1 Effective Date) after presentation of an invoice therefor all reasonable out-of-pocket expenses of the Agents (including the reasonable fees and out-of-pocket expenses of one counsel to the Agents (and of local counsel, if any, who may be retained by such counsel)) in connection with the preparation, negotiation, execution and delivery of this Amendment, each other Loan Document and the documents and transactions contemplated hereby, including the reasonable fees and disbursements of Cahill Gordon & Reindel llp, counsel for the Administrative Agent.

     Section 6. Reference to the Effect on the Loan Documents
          (a) As of the Amendment No. 1 Effective Date, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference in the other Loan Documents to the Credit Agreement (including, without limitation, by means of words like “thereunder”, “thereof” and words of like import), shall mean and be a reference to the Credit Agreement, as amended hereby, and this Amendment and the Credit Agreement shall be read together and construed as a single instrument. Each of the table of contents and lists of Exhibits and Schedules of the Credit Agreement shall be amended to reflect the changes made in this Amendment as of the Amendment No. 1 Effective Date.
          (b) Except as expressly amended hereby or specifically waived above, all of the terms and provisions of the Credit Agreement and all other Loan Documents are and shall remain in full force and effect and are hereby ratified and confirmed.
          (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders, the Borrower, Lead Arranger or the Administrative Agent under any of the Loan Documents, nor constitute a waiver or amendment of any other provision of any of the Loan Documents or for any purpose except as expressly set forth herein.
          (d) This Amendment is a Loan Document.
     Section 7. Execution in Counterparts
          This Amendment may be executed by the parties hereto in several counterparts (including by facsimile), each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.
     Section 8. Governing Law
          THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
     Section 9. Headings
          The various headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or any provisions hereof.
     Section 10. Notices
          All communications and notices hereunder shall be given as provided in the Credit Agreement.

     Section 11. Severability
          The fact that any term or provision of this Amendment is held invalid, illegal or unenforceable as to any person in any situation in any jurisdiction shall not affect the validity, enforceability or legality of the remaining terms or provisions hereof or the validity, enforceability or legality of such offending term or provision in any other situation or jurisdiction or as applied to any person.
     Section 12. Successors
          The terms of this Amendment shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.
     Section 13. Cross-References
          References in this Amendment to any Section are, unless otherwise specified or otherwise required by the context, to such Section of this Amendment.
     Section 14. Cooperation; Other Documents
          At all times following the execution of this Amendment, the parties hereto shall execute and deliver to the Lenders and the Agents, or shall cause to be executed and delivered to the Lenders and the Agents, and shall do or cause to be done all such other acts and things as the Lenders and the Agents may reasonably deem to be necessary or desirable to assure the Lenders and the Agents of the benefit of this Amendment, the other Loan Documents and each other document relating to this Amendment.
     Section 15. Affirmations
          (a) Each Loan Party signatory hereto hereby (i) ratifies and affirms its obligations under the Loan Documents (including guarantees and security agreements) executed by the undersigned and (ii) acknowledges, renews and extends its continued liability under all such Loan Documents and agrees such Loan Documents remain in full force and effect.
          (b) Each Loan Party signatory hereto hereby reaffirms, as of the Amendment No. 1 Effective Date, (i) the covenants and agreements contained in each Loan Document to which it is a party, including, in each case, such covenants and agreements as in effect immediately after giving effect to this Amendment and the transactions contemplated thereby, and (ii) its guarantee of payment of the Obligations (including, without limitation, all Obligations related to the Additional Revolving Credit Commitments) pursuant to the Guarantee and the Lien on the Collateral securing payment of the Obligations (including, without limitation, all Obligations relating to the Additional Revolving Credit Commitments) pursuant to the Security Documents.
          (c) Each Loan Party signatory hereto hereby certifies that, as of the date hereof (both before and after giving effect to the occurrence of the Amendment No. 1

Effective Date), the representations and warranties made by it contained in the Loan Documents to which it is a party are true and correct in all material respects (except that any representation or warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects) with the same effect as if then made (unless expressly stated to relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (except that any representation or warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects) as of such earlier date).
          (d) Each Loan Party signatory hereto hereby acknowledges and agrees that the acceptance by the Administrative Agent, each Lender and each other Agent of this document shall not be construed in any manner to establish any course of dealing on any Agent’s or Lender’s part, including the providing of any notice or the requesting of any acknowledgment not otherwise expressly provided for in any Loan Document with respect to any future amendment, waiver, supplement or other modification to any Loan Document or any arrangement contemplated by any Loan Document.
          (e) Each Loan Party signatory hereto hereby represents and warrants that, immediately after giving effect to this Amendment, each Loan Document, in each case as modified by this Amendment (where applicable), to which it is a party continues to be a legal, valid and binding obligation of the undersigned, enforceable against such party in accordance with its terms (except, in any case, as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by principles of equity).
[SIGNATURE PAGES FOLLOW]

          In Witness Whereof, the parties hereto have caused this Amendment to be executed by their respective officers and general partners thereunto duly authorized, as of the date first written above.

Spirit AeroSystems, Inc.
By:	/s/ Gloria Farha Flentje
	Name:	Gloria Farha Flentje
	Title:	Secretary

Spirit AeroSystems Holdings, Inc.
By:	/s/ Gloria Farha Flentje
	Name:	Gloria Farha Flentje
	Title:	Secretary

Spirit AeroSystems International Holdings, Inc.
By:	/s/ Gloria Farha Flentje
	Name:	Gloria Farha Flentje
	Title:	Secretary

Spirit AeroSystems Finance, Inc.
By:	/s/ Michael L. Williams
	Name:	Michael L. Williams
	Title:	Controller & Treasurer

Spirit AeroSystems Investco, LLC
By:	/s/ Gloria Farha Flentje
	Name:	Gloria Farha Flentje
	Title:	Secretary

Spirit AeroSystems Operations International, Inc.
By:	/s/ Gloria Farha Flentje
	Name:	Gloria Farha Flentje
	Title:	Secretary

Citicorp North America, Inc., as Administrative Agent and Lender
By:	/s/ Thomas Faherty
	Name:	Thomas Faherty
	Title:	Vice President

SCHEDULE I
Additional Revolving Credit Commitments

Lender	Additional Revolving Credit Commitment
Citibank, N.A.	$1,000,000
Bank of America, N.A.	15,000,000
The Bank of New York	10,000,000
Morgan Stanley Bank	10,000,000
The Royal Bank of Scotland plc	10,000,000
The Bank of Nova Scotia	5,000,000
BNP Paribas	30,000,000
GE Capital	30,000,000
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	30,000,000
Wachovia Bank, N.A.	25,000,000
HSBC Bank USA, National Association	20,000,000
KeyBank National Association	20,000,000
U.S. Bank National Association	15,000,000
Deutsche Bank Trust Company Advisors	5,000,000
JPMorgan Chase Bank, N.A.	10,000,000
Sumitomo Mitsui Banking Corporation	4,000,000
The Northern Trust Company	10,000,000

Total	$250,000,000